*****	Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10).

Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.19(a)

GENERAL TERMS AGREEMENT NO. 6-13616

Table of Contents

Agreement

ARTICLE I	–	PRODUCTS
ARTICLE II	–	PRICES
ARTICLE III	–	ORDER PLACEMENT
ARTICLE IV	–	DELIVERY
ARTICLE V	–	PAYMENT
ARTICLE VI	–	TAXES
ARTICLE VII	–	CFM56 PRODUCT SUPPORT PLAN
ARTICLE VIII	–	EXCUSABLE DELAY
ARTICLE IX	–	PATENTS
ARTICLE X	–	INFORMATION AND DATA
ARTICLE XI	–	FAA AND DGAC CERTIFICATION REQUIREMENTS
ARTICLE XII	–	TERMINATION FOR INSOLVENCY
ARTICLE XIII	–	LIMITATION OF LIABILITY
ARTICLE XIV	–	EXPORT SHIPMENT
ARTICLE XV	–	GOVERNMENTAL AUTHORIZATION
ARTICLE XVI	–	NOTICES
ARTICLE XVII	–	MISCELLANEOUS

• Exhibit A – Products

• Exhibit B – CFM56 Product Support Plan

SECTION I	–	DEFINITIONS
SECTION II	–	WARRANTIES
SECTION III	–	SPARE PARTS PROVISIONING
SECTION IV	–	TECHNICAL DATA
SECTION V	–	TECHNICAL TRAINING
SECTION VI	–	CUSTOMER FACTORY AND FIELD SUPPORT
SECTION VII	–	PRODUCT SUPPORT ENGINEERING
SECTION VIII	–	OPERATIONS ENGINEERING
SECTION IX	–	GROUND SUPPORT EQUIPMENT
SECTION X	–	GENERAL CONDITIONS – CFM56 PRODUCT SUPPORT PLAN

• Exhibit C – Escalation

• Exhibit D – Payment

• Exhibit E – Technical Data

THIS GENERAL TERMS AGREEMENT NO. 6-13616 (hereinafter referred to as this Agreement) dated as of the 30th day of June, 2000, by and between CFM International, Inc. (hereinafter referred to as CFMI), a Delaware corporation jointly owned by General Electric Company (hereinafter referred to as “GE”), a New York corporation and Societe Nationale D’Etude et de Construction de Moteurs d’Aviation (hereinafter referred to as “SNECMA”), a French Company, and Frontier Airlines, Inc., a corporation organized under the law of Colorado (hereinafter referred to as “Airline”). Capitalized terms not defined herein are used as defined in Exhibit B hereto.

WITNESSETH

WHEREAS, Airline has agreed to lease and purchase certain aircraft equipped with CFM installed Engines, and

WHEREAS, the parties hereto desire to enter into this Agreement for the support by CFMI of the installed Engines and the purchase by Airline from CFMI and the sale and support by CFMI of spare Engines, related equipment and spare Parts therefor.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I – PRODUCTS

CFMI shall sell and Airline shall purchase, under the terms and subject to the conditions hereinafter set forth, the Engines, Modules, spare Parts and other products and equipment identified in the attached Exhibit A, and hereinafter referred to as “Product(s).”

Products purchased hereunder for installation on Airline’s type A319 aircraft shall conform to the specifications for Products installed by the manufacturer on new type A319 aircraft purchased or leased by Airline and shall be interchangeable with, and of the same quality as, such Products.

ARTICLE II – PRICES

The selling prices of Products, including certain spare Parts, shall be the prices as quoted by CFMI and as set forth in each Airline purchase order accepted by CFMI.

A.

The selling prices of Engines and related equipment therefor shall be quoted by CFMI as base prices subject to an adjustment for escalation. The escalation provisions currently in effect are set forth in attached Exhibit C and CFMI will advise Airline in writing ***** in advance of any change thereto.

B.

The selling price of spare Parts, except for those which may be quoted by CFMI to Airline, shall be those prices set forth in CFMI’s then current CFM56 Engine Spare Parts Price Catalog (“Spare Parts Catalog”) or in procurement data issued by CFMI in accordance with Airline Transport Association of America (ATA) Specification (Spec) 200. The price of a new spare Part which is first listed by CFMI in procurement data, may be changed by CFMI in subsequent procurement data revisions until such time as the Part is included in CFMI’s Spare Parts Catalog as from time to time revised by CFMI.

C.

CFMI will advise Airline in writing ***** in advance of any changes in prices in CFMI’s Spare Parts Catalog. During such ***** period, CFMI shall not be obligated to accept Airline purchase orders for quantities of spare Parts in excess of up to ***** normal usage beyond the effective date of the announced price change.

D.	The selling prices of all Products shall be expressed in U.S. Dollars.

ARTICLE III – ORDER PLACEMENT

A.

In the event of any conflict between this Agreement and the printed terms and conditions appearing on Airline’s purchase orders, this Agreement shall govern, except that the description of Products, price, quantity, delivery dates and shipping instructions shall be as set forth on each purchase order accepted by CFMI.

B.	Airline shall place purchase orders for Products quoted by CFMI, in accordance with CFMI’s quotation for said Products.

C.

Airline may place purchase orders for spare Parts using one of the following methods: telephone, telegram, facsimile transmission, ARINC or SITA utilizing ATA Spec 200 (Chapter 6 format) or Spec 2000 (Chapter 3 format) or Airline purchase order as prescribed in the Spare Parts Catalog or CFMI’s quotation.

D.

Airline shall place purchase orders for initial provisioning quantities of spare Parts as provided in Section III of the attached Exhibit B within ***** following receipt from CFMI of initial provisioning data relating thereto.

E.

CFMI’s acknowledgment of each purchase order shall constitute acceptance thereof. If CFMI fails to acknowledge any purchase order within ***** after receipt thereof, such purchase order shall be deemed to have been accepted by CFMI in accordance with its terms. In the case of emergency, shipment of spare Parts by CFMI in accordance with Section III G.2 of Exhibit B shall constitute acceptance of the purchase order for such spare Parts.

ARTICLE IV – DELIVERY

A.

Except as otherwise provided under Section III.G. of Exhibit B herein, CFMI shall deliver Products under each purchase order placed by Airline and accepted by CFMI, on a mutually agreed upon schedule consistent with CFMI’s lead times and as set forth in each such purchase order. Delivery dates are subject to (1) prompt receipt by CFMI of all information necessary to permit CFMI to proceed with work immediately and without interruption, and (2) Airline’s compliance with the payment terms set forth herein.

B.

Title to and risk of loss of all Products shall pass to Airline upon delivery to the common carrier designated by Airline, Ex-Works, at the point of manufacture, or (2) to storage, in the event shipment cannot be made for reasons set forth in Paragraph C of this Article IV.

Wherever transportation rates and the carrier’s liability for damage depend upon the declared value of the shipment, CFMI will declare such value as will entitle Airline to ship Products at the lowest permissible rates, unless otherwise instructed in writing by Airline.

C.

If any Product cannot be delivered when ready due to any acts, or failure to act of Airline, CFMI shall place such Product in storage. In such event, (1) all expenses incurred by CFMI for activities such as, but not limited to, preparation for and placement into storage and handling, storage, inspection, preservation and insurance shall be paid by Airline upon presentation of CFMI’s invoices, and (2) CFMI shall assist and cooperate with Airline in any reasonable manner with respect to the removal of any such Product from storage.

D.

Unless otherwise instructed by Airline, CFMI shall deliver each Product, except for spare Parts, packaged in accordance with CFMI’s normal standards for domestic shipment or export shipment. Any special boxing or preparation for shipment specified by Airline shall be for Airline’s account and responsibility. The cost of any re-usable shipping stand or container is not included in the price of Engines or of equipment and will be paid by Airline within ***** of presentation of CFMI’s invoice if such stand or container is not returned by Airline, ex-works the original point of shipment, in the condition in which it was received by Airline within ***** after shipment. CFMI may, at its option, use non-reusable shipping stands or containers at no charge to Airline.

E.

CFMI shall deliver spare Parts packaged and labeled in accordance with ATA Spec 300, Revision No. 4, or to a revision mutually agreed in writing between CFMI and Airline. CFMI shall notify Airline, when applicable, that certain spare Parts are packed in unit package quantities (UPQ’s), or multiples thereof.

ARTICLE V – PAYMENT

Airline shall pay CFMI with respect to Products purchased hereunder as set forth in the attached Exhibit D.

ARTICLE VI – TAXES

1.

The selling prices include and CFMI shall be responsible for the payment of any imposts, duties, fees, taxes, dues or any charges whatsoever imposed or levied in connection with Products prior to their delivery. If claim is made against Airline for any such duties, fees, charges, or assessments, Airline shall immediately notify CFMI and, if requested by CFMI, Airline shall not pay except under protest, and if payment be made, shall use all reasonable effort to obtain a refund thereof. If all or any part of any such taxes, duties, fees, charges or assessments be refunded. Airline shall repay to CFMI such part thereof as CFMI shall have paid, together with any interest received by Airline with respect thereto. CFMI shall pay to Airline, upon demand, all expenses (including penalties and interest, other than any such penalties or interest resulting from the failure of Airline seasonably to pay any such taxes, duties, fees, charges or assessments which it has reason to believe are applicable, unless such nonpayment is directed by CFMI) incurred by Airline in protesting payment and in endeavoring to obtain such refund, in each case at CFMI’s request.

2.

Upon delivery, Airline shall be responsible for the payment of all other imposts, duties, taxes, dues or any other charges whatsoever (including without limitation, sales, use, excise, turnover or value added tax but excluding any taxes in the nature of income taxes) imposed or levied in connection with such Products from and after their delivery and Airline shall pay to CFMI, upon demand, or furnish to CFMI evidence of exemption therefrom, any such items legally assessed or levied by any governmental authority against CFMI or its employees, its subsidiaries or their employees. If claim is made against CFMI for any such duties, fees, charges, or assessments, CFMI shall immediately notify Airline and, if requested by Airline, CFMI shall not pay except under protest, and if payment be made, shall use all reasonable effort to obtain a refund thereof. If all or any part of any such taxes, duties, fees, charges or assessments be refunded, CFMI shall repay to Airline such part thereof as Airline shall have paid, together with any interest received by CFMI with respect thereto. Airline shall pay to CFMI, upon demand, all expenses (including penalties and interest other than any such penalties or interest resulting from the failure of CFMI seasonably to pay any such taxes, duties, fees, charges or assessments which it has reason to believe are applicable, unless such nonpayment is directed by Airline) incurred by CFMI in protesting payment and in endeavoring to obtain such refund, in each case at Airline’s request.

ARTICLE VII – CFM56 PRODUCT SUPPORT PLAN

The CFM56 Product Support Plan for Products, either purchased by Airline from CFMI or installed on Airline’s Aircraft as original equipment, and Airline’s operation thereof is set forth in the attached Exhibit B.

ARTICLE VIII– EXCUSABLE DELAY

CFMI shall not be liable for delays in delivery or failure to deliver due to *****. As used herein, the term “CFMI” shall be deemed to mean CFMI, GE and SNECMA. In the event of any such delay, the date of delivery shall be extended for a period equal to the time lost by reason of the delay. This provision shall not, however, relieve CFMI from using reasonable efforts to continue performance whenever such causes are removed. The final invoice price at the time of delivery following any delay referred to in this Article VIII (other than any such delay caused by Airline) shall be the invoice price at the originally scheduled delivery date set forth in the applicable purchase order. CFMI shall promptly notify Airline when delays occur or impending delays are likely to occur and shall continue to advise it of new shipping schedules and/or changes thereto. In the event an excusable delay continues, or CFMI advises Airline that such a delay is likely to continue for a period of ***** or more beyond the scheduled delivery date. Airline may, upon ***** written notice to CFMI, cancel all or any part of any purchase order so delayed. In the event an excusable delay continues, or CFMI advises Airline that such a delay is likely to continue for a period of ***** or more beyond the scheduled delivery date, Airline or CFMI may, upon ***** written notice to the other, cancel all or any part of any purchase order so delayed. Upon any cancellation pursuant to this Article VIII, CFMI shall return to Airline all payments relative to the canceled part of the order. Airline shall pay CFMI its reasonable cancellation charges if the delay arises due to acts of Airline.

ARTICLE IX – PATENTS

A.

CFMI hereby indemnifies and agrees to hold Airline harmless from and against, and shall handle all claims and defend any suit or proceeding brought against Airline insofar as based on, any claim that without further combination, any Product furnished under this Agreement constitutes an infringement of any patent of the United States or of any patent of any other country that is signatory to Article 27 of the Convention on International Civil Aviation signed by the United States at Chicago on December 7, 1944, in which Airline is authorized to operate or in which another airline pursuant to lawful interchange, lease or similar arrangement, operates aircraft of Airline. This paragraph shall apply only to any Product manufactured to CFMI’s design.

B.

CFMI’s liability hereunder is conditioned upon Airline promptly notifying CFMI in writing and giving CFMI authority, information and assistance (at CFMI’s expense) for the defense of any suit or proceeding. In case such Product is held in such suit or proceeding to constitute infringement and/or the use of said Product is enjoined or otherwise prohibited, CFMI shall *****

The foregoing shall constitute the sole remedy of Airline and the sole liability of CFMI for patent infringement.

ARTICLE X – INFORMATION AND DATA

A.

All technical information and data (including, but not limited to, designs, drawings, blueprints, tracings, plans, models, layouts, specifications, and memoranda) which may be furnished or made available to Airline directly or indirectly as the result of this Agreement shall remain the property of CFMI, GE or SNECMA as the case may be. This information and data is proprietary to CFMI and shall neither be used by Airline nor furnished by Airline to any other person, firm or corporation for the design or manufacture of any Product nor permitted out of Airline’s possession nor divulged to any other person, firm or corporation, except as required by law or court order (provided Airline shall first give CFMI prompt written notice of any such law or court orders and such notice affords CFMI a reasonable opportunity to object to such disclosure or otherwise seek an appropriate protective order) or as otherwise provided herein or agreed in writing. Nothing in this Agreement shall preclude Airline from using such information and data for modification, overhaul, or maintenance work performed by Airline on Airline’s Products; except that all repairs or repair processes that require substantiation (including, but not limited to, high technology repairs) will be the subject of a separate license and substantiated repair agreement between CFMI and Airline. As an alternative to CFMI engine maintenance centers and Airline’s own maintenance facilities, CFMI will negotiate in good faith with a third party engine maintenance facility for CFM56 engine overhaul subject to acceptance of CFMI’s licensing terms by such third party engine maintenance facility. Airline shall take all steps reasonably necessary to insure compliance by its employees, and agents with this Article X. The instrument by which Airline transfers any Product may permit the use of such information and data by its transferees, subject to the same limitations set forth above.

B.

Nothing in this Agreement shall convey to Airline the right to reproduce or cause the reproduction of any Product of a design identical or similar to that of the Product purchased hereunder or give to Airline a license under any patents or rights owned or controlled by CFMI, GE or SNECMA.

C.

If computer software is provided by CFMI to Airline under this Agreement, it is understood that only CFMI owns and/or has the right to license such software product(s) and that Airline shall have no rights in such software; except, as may be explicitly set forth in a separate written agreement between CFMI and Airline.

ARTICLE XI – FAA AND DGAC CERTIFICATION REQUIREMENTS

A.	All Products shall, at time of delivery;

1.	Conform to a Type Certificate issued by the FAA and DGAC, it applicable;

2.	Conform to applicable regulations issued by the FAA and DGAC; and

3.	Be delivered with an export certificate of airworthiness, if applicable, for export to the United States.

B.

If, subsequent to the date of acceptance of the purchase order for such Products but prior to their delivery by CFMI to Airline, the FAA and/or DGAC issue changes in regulations covering Products sold under this Agreement then CFMI will make any modifications necessary to cause such Products to comply with such regulations and all costs associated with such modifications, if any, required as a result thereof, will be shared equally by CFMI and Airline; provided however, that costs associated with any modifications to the airframe required by such Product modifications shall not be borne by CFM.

C.

Any delay occasioned by complying with such regulations set forth in Paragraph B above shall be deemed an Excusable Delay under Article VIII hereof, and, in addition, appropriate adjustments shall be made in the specifications to reflect the reflect of compliance with such regulations.

ARTICLE XII – TERMINATION FOR INSOLVENCY

A.

Upon the commencement of any bankruptcy or reorganization proceeding by or against either party hereto (the “Defaulting Party”), the other party hereto may, upon written notice to the Defaulting Party, cease to perform any and all of its obligations under this Agreement and the purchase orders hereunder (including, without limitation, continuing work in progress and making deliveries or progress payments or downpayments) unless the Defaulting Party shall provide adequate assurance, in the opinion of the other party hereto, that the Defaulting Party will continue to perform all of its obligations under this Agreement and the purchase orders hereunder in accordance with the terms hereof, and will promptly compensate the other party hereto for any actual pecuniary loss resulting from the Defaulting Party being unable to perform in full its obligations hereunder and under the purchase orders. If the Defaulting Party or the trustee thereof shall fail to promptly provide such adequate assurance, upon notice to the Defaulting Party by the other party hereto, this Agreement and all purchase orders hereunder shall be canceled, any deposits shall be promptly returned, and neither party shall have any further obligation to the other hereunder, except such obligations which have accrued prior to such cancellation.

B.

Either party, at its option, may cancel this Agreement or any purchase order hereunder with respect to any or all of the Products to be furnished hereunder which are undelivered or not furnished on the effective date of such cancellation by giving the other party written notice, as hereinafter provided, at any time after a receiver of the other’s assets is appointed on account of insolvency, or the other makes a general assignment for the benefit of its creditors and such appointment of a receiver shall remain in force undismissed, unvacated or unstayed for a period of ***** thereafter. Such notice of cancellation shall be given ***** prior to the effective date of cancellation, except that, in the case of a voluntary general assignment for the benefit of creditors, such notice need not precede the effective date of cancellation.

ARTICLE XIII – WARRANTIES: LIMITATION OF LIABILITY

A.	CFMI’s warranties with respect to Products, either purchased by Airline from CFMI or installed on Airline’s Aircraft as original equipment, are set forth in Section II of Exhibit B.

B.

CFMI warrants to Airline that it will convey good title to any Products sold hereunder, free and clear of any liens, claims or encumbrances whatsoever; provided that CFMI’s liability and Airline’s remedy under the foregoing warranty are ***** provided further that Airline’s rights and remedies with respect to patent infringement are as set forth in Article IX hereof.

C.

Except as provided in this Article XIII and in Article IX hereof, the liability of CFMI ***** As used herein, the term “CFMI” shall be deemed to include GE, SNECMA and CFMI. THE WARRANTIES AND GUARANTEES SET FORTH IN THE PRODUCT SUPPORT PLAN ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES AND GUARANTEES WHETHER WRITTEN, STATUTORY, ORAL, OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE).

ARTICLE XIV – EXPORT SHIPMENT

If CFMI agrees in writing upon Airline’s written request, to assist Airline to arrange for export shipment of Products, Airline shall pay CFMI for all fees and expenses including, but not limited to, those covering preparation of consular invoices, freight, storage, and Warehouse to Warehouse (including war risk) insurance, upon submission of CFMI’s invoices. In such event, CFMI will assist Airline in applying for any required export license and in preparing consular documents according to Airline’s instructions or in the absence thereof, according to its best judgment but without liability for error or incorrect declarations including, but not limited to, liability for fines or other charges.

ARTICLE XV – GOVERNMENTAL AUTHORIZATION

CFMI shall be responsible for obtaining any Export Certificate of Airworthiness and any export license required in respect of Products when delivered new to Airline for export to the United States. Airline shall be responsible for obtaining any other required authorization such as any other export license, import license, exchange permit or any other required governmental authorization. Airline shall restrict disclosure of all information and data furnished thereto under this Agreement and shall ship the direct product of such information and data to only those destinations which are authorized by the U.S. and/or French Governments. At the request of Airline, CFMI will provide Airline with a list of such authorized destinations. CFMI shall not be liable if any authorization is delayed, denied, revoked, restricted or not renewed and Airline shall not be relieved of its obligation to pay CFMI.

ARTICLE XVI – NOTICES

Any notices under this Agreement shall become effective upon receipt and shall be in writing and be delivered or sent by mail or electronic transmission to the respective parties at the following addresses, which may be changed by written notice:

To: Frontier Airlines, Inc.	To: CFM International, Inc.
12015 East 46th Avenue	P.O. Box 15514
Suite 200	Cincinnati, Ohio 45215-0514
Denver, CO 80239-3116

Attention:	Attention: Director, Commercial Contracts

ARTICLE XVII – MISCELLANEOUS

A.

This Agreement may not be assigned, in whole or in part, by either party without the prior written consent of the other party, except that (i) CFMI’s consent shall not be required for (a) the substitution of an affiliate of Airline in place of Airline, (b) the assignment by Airline of its rights and obligations hereunder to the surviving or acquiring entity in any merger, consolidation or sale of all or substantially all of its assets, if, immediately following such merger, consolidation or sale, the surviving or acquiring entity is in a financial condition at least equal to that of the Airline at the time immediately prior to such merger, consolidation or sale, and such entity executes an assumption agreement, in form and substance reasonably acceptable to CFMI, agreeing to assume all of Airline’s obligations hereunder, or (c) the assignment by Airline of its rights under Section II of Exhibit B hereto to a lender or financier as security for Airline’s obligations in connection with any financing of an Engine or an aircraft on which an Engine is installed, and (ii) Airline’s consent shall not be required for the substitution of any other company jointly owned by GE and SNECMA in place of CFMI as the contracting party and the recipient of any or all payments and/or for the assignment of CFMI’s payment rights to CFMI’s suppliers. No assignment by either party shall increase any cost or liability of the other hereunder, or modify in any way such other party’s contract rights hereunder, and each party agrees that notwithstanding any such assignment it remains fully and solely responsible in accordance with the terms and obligations of this Agreement for all of its obligations and liabilities hereunder.

B.

The rights herein granted and this Agreement are for the benefit of the parties hereto and are not for the benefit of any third person, firm or corporation, except as expressly provided herein with respect to GE and SNECMA, and nothing herein contained shall be construed to create any rights in any third parties under, as the result of, or in connection with this Agreement.

C.

This Agreement contains information specifically for Airline and CFMI and, except as permitted pursuant to Article X hereof, nothing herein contained shall be divulged by Airline or CFMI to any third person, firm or corporation, without the prior written consent of the other party which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Airline may disclose this Agreement (i) to its agents and professional advisors, (ii) to prospective lenders or financiers with respect to the Engines or an aircraft on which an Engine is installed, (iii) to prospective transferees or operators of the Engines or such aircraft, and (iv) as otherwise required by law (including any governmental agency) or by court order, and all of the persons and entities set forth in (i), (ii) and (iii) above shall agree in writing not to divulge to others without the prior written consent of CFMI. If Airline is required to disclose pursuant to sub-paragraph (iv) above, Airline shall first give CFMI written notice of any such law or court order, and such notice shall afford CFMI a reasonable opportunity to object to such disclosure or otherwise seek an appropriate protective order. Airline and CFMI shall also work together to provide to the S.E.C. an agreed to redacted version of the Agreement.

D.

This Agreement shall be construed, interpreted and applied in accordance with the law of the State of New York. Each of CFMI and Airline (i) hereby irrevocably submits itself to the nonexclusive jurisdiction of the courts of the state of New York, New York County, and of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, and (ii) hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, any defense based on sovereign or other immunity or that the suit, action or proceeding which is referred to in clause (i) above is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by these courts. Each party hereby generally consents to service of process by registered mail, return receipt requested, at its address for notice under this Agreement. The United Nations Conference on contracts for the International Sale of Goods shall not apply to this Agreement.

E.

This Agreement and all Letter Agreements relating hereto contain the entire and only agreement between the parties, and supersede all pre-existing agreements between such parties, respecting the subject matter hereof; including General Terms Agreement No. 613328, dated November 13, 1995 and any representation, promise or condition in connection therewith not incorporated herein shall not be binding upon either party. No modification, renewal, extension, waiver, or termination by mutual consent of this Agreement or any of the provisions herein contained shall be binding unless it is made in writing and signed on behalf of CFMI and Airline by duly authorized executives.

F.

Any provision in this Agreement to the contrary notwithstanding (including, in particular the provisions of Exhibit B hereto), the maintenance, removal, repair or replacement of Products, the order and storage thereof, as well as manuals, training and tooling in support thereof shall be controlled by and subject to any applicable law, rule or regulation and to the conditions set forth in any applicable governmental authorization.

G.

The provisions of Articles IX – Patents, X – Information and Data, XIII – Warranties; Limitation of Liability and XV – Governmental Authorization and Paragraph C of Article XVII shall survive any expiration or termination of this Agreement.

H.

This Agreement shall remain in full force and effect until (1) Airline ceases to operate at least one Aircraft powered by Products set forth herein, (2) less than five aircraft powered by such Products are in commercial airline service, (3) this Agreement is terminated in whole or in part under either the provisions of Article VIII – Excusable Delay or Article XII – Termination for Insolvency herein, or (4) by mutual consent of the parties, whichever occurs first.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and the year first above written.

FRONTIER AIRLINES, INC.		CFM INTERNATIONAL, INC.

By:	/s/ Arthur T. Voss	By:	/s/ David M. Romansky

Typed Name:	Arthur T. Voss	Typed Name:	David M. Romansky

Title:	Vice President	Title:	Regional Sales Director

Date:	July 20, 2000	Date:	July 20, 2000

July 19, 2000

POWER OF ATTORNEY

TO WHOM IT MAY CONCERN:

I, Herbert D. Depp, Vice President, Marketing and Sales, CFM International (“CFMI”), do hereby authorize David Romansky to execute on behalf of CFM, a General Terms Agreement and any accompanying documents thereto between CFM and Frontier Airlines. Mr. David Romansky has the same authority as though I were present and executing the documents personally.

This authorization shall be valid through August 31, 2000.

IN WITNESS WHEREOF, this document was signed and acknowledged in the presence of two witnesses.

WITNESSES:	CFM INTERNATIONAL, INC.

/s/ Evelyn McGuire	/s/ Herbert D. Depp

/s/ [Authorized Signatory]	Herbert D. Depp, Vice President, Marketing and Sales

EXHIBIT A

CFM56 SERIES PRODUCTS APPLICABLE TO

AIRLINE’S TYPE A319 AND 737 AIRCRAFT

I.	Model CFM56-5B5/P, CFM56-3-B1, CFM56-3C1 and CFM56-3B2 Turbofan Engines as certified by the U.S. Federal Aviation Administration (“FAA”) and French Direction Generale De L’Aviation Civile (“DGAC”).

II.	Related Optional Equipment for the above Engines.

III.	Engine Modules

A.	Fan

B.	Low Pressure Turbine (“LPT”)

C.	Accessory Gearbox

D.	Core Engine

IV.	Spare Parts.

V.	Special Tools and Test Equipment including Ground Support Equipment.

VI.	Other CFM56 products as may be offered for sale by CFMI from time to time.

A-1

EXHIBIT B

CFM56 PRODUCT SUPPORT PLAN

SECTION I – DEFINITIONS

These definitions shall apply for all purposes of this Agreement unless the context otherwise requires.

1.	“Aircraft” means each of the aircraft on which an Engine is installed.

2.	“Agreement” means the General Terms Agreement No. 6-13616 between CFMI and Airline, to which this Exhibit B is attached.

3.	“Engine(s)” means the Engine(s) described in Exhibit A.

4.

“Expendable Parts” means those parts which must routinely be replaced during Inspection, repair, or maintenance, whether or not such parts have been damaged, and other parts which are customarily replaced at each such Inspection and maintenance period such as filter inserts and other short-lived items which are not dependent on wear out but replaced at predetermined intervals.

5.

“Failed Parts” means those Parts or Expendable Parts suffering a Failure or mutually determined to have caused the Engine to be unserviceable and incapable of continued operation without requiring corrective action and shall include any Part or Expendable Part with a defect in material or workmanship or that otherwise fails to conform to CFMI’s applicable specifications and such failure to conform to the applicable CFMI specification causes the Engine to be unserviceable and incapable of continued operation.

6.

“Failure” means the breakage or malfunction of, or injury to a Part or Expendable Part, rendering it unserviceable for any reason within CFMI’s control. Failure shall also include any defect in material or workmanship or any failure to conform to CFMI’s applicable specifications and such failure to conform to the applicable CFMI specification causes the Part to be unserviceable and incapable of continued operation. Failure does not include normal wear and tear and deterioration which can be restored by overhaul or repair.

7.

“Flight Cycle” means the complete running of an Engine from start through any condition of flight and ending at Engine shutdown. A “touch and go landing” used during pilot training shall be considered as a “Flight Cycle.”

8.	“Flight Hours” means the cumulative number of airborne hours in operation of each Engine computed from the time an aircraft leaves the ground until it touches the ground at the end of a flight.

9.	“Foreign Object Damage” means any damage to the Engine caused by objects which are not part of the Engine or engine optional equipment.

10.	“Inspection” means the observation of an Engine or Parts thereof, through disassembly or other means, for the purpose of determining serviceability.

11.

“Labor Allowance” means a CFMI credit ***** The “established labor rate” means either (a) the then current labor rate mutually agreed between CFMI and Airline if the work has been performed by Airline, or (b) the then current labor rate agreed between CFMI and the CFMI authorized repair and overhaul shop if the work has been performed by such repair and overhaul shop.

12.	“Module” means each of the Engine Modules described in Exhibit A.

13.

“Part(s)” means only those Engine and Engine Module Parts which have been sold originally to Airline by CFMI for commercial use. The term excludes parts which were furnished on new Engines and Modules but are procured directly from vendors. Such parts are covered by the Vendor Warranty and the CFMI “Vendor Warranty Back Up.” Also excluded are Expendable Parts and customary short-lived items such as igniters and filter inserts.

14.	“Parts Credit Allowance” means the credit granted by CFMI to Airline *****, ex-works, Evendale, or ex-works point of manufacture at the time the Part or Expendable Part is removed. *****

15.	“Part Cycles” means the total number of Flight Cycles accumulated by a Part.

16.	“Parts Repair” means the CFMI recommended rework or restoration of Failed Parts to a serviceable condition, excluding repair of normal wear and tear and deterioration.

17.	“Part Time” means the total number of Flight Hours flown by a Part.

18.	“Scheduled Inspection” means the inspection of an Engine conducted when an Engine has approximately completed a planned operating interval.

19.

“Scrapped Parts” means those Parts determined to be unserviceable and not repairable by virtue of reliability, performance or repair costs. Such Parts shall be considered as scrapped if they bear a scrap tag duly countersigned by a CFMI representative. Such Parts shall be disposed of by Airline unless requested by CFMI for engineering analysis, in which event any handling and shipping shall be at CFMI’s expense.

20.

“Ultimate Life” of a Part means the approved limitation on use of a Part, in cumulative Flight Hours or Flight Cycles, which either CFMI or a U.S. and/or French Government authority establish as the maximum period of allowed operational time for such Parts in Airline service, with periodic repair and restoration. The term does not include individual Failure from wear and tear or other cause not related to the total usage capability of all such Parts in Airline service.

SECTION II – WARRANTIES

A.	New Engine Warranty

a.	CFMI warrants each new Engine and Module against Failure *****

b.	*****

c.	*****

2.	*****

a.	*****

b.	*****

B.	New Parts Warranty

In addition to the warranty granted for new Engines and new Modules, CFMI warrants Parts as follows:

1.	*****

2.	*****

C.	Ultimate Life Warranty

1.	CFMI warrants Ultimate Life limits on the following Parts:

a.	*****

b.	*****

c.	*****

d.	*****

e.	*****

f.	*****

g.	*****

h.	*****

i.	*****

j.	*****

2.	*****

D.	Campaign Change Warranty

1.

A campaign change will be declared by CFMI when a new Part design introduction, Part modification, Part Inspection, or premature replacement of an Engine or Module is required by a time compliance CFMI Service Bulletin or FAA and/or DGAC Airworthiness Directive. Campaign change may also be declared for CFMI Service Bulletins requesting new Part introduction no later than the next Engine or Module shop visit. CFMI will grant the following Parts Credit Allowances:

Engines and Modules

(i)	*****

(ii)	*****

2.	*****

3.	*****

E.	Warranty Pass-On

If requested by Airline and consented to by CFMI in writing which consent will not be unreasonably withheld, CFMI will extend warranty support for Engines sold by Airline to commercial Airline operators, or to other aircraft operators. Such warranty support will be ***** will require such operator(s) to agree, in writing, to be bound by, and comply with, all the terms and conditions, including the limitations, applicable to such warranties as set forth in this Agreement.

If Airline acquires Products from another Airline or operator of Products, and such Airline or operator has an agreement with CFMI, CFMI will agree to extend the CFMI warranty support, if any, remaining in respect of such Products as extended by CFMI to such Airline or operator.

TABLE 1

CFM56 WARRANTY PARTS LIST

ENGINE FLIGHT HOURS
	2000	3000	4000	6000	8000	12000
*****
*****		*****
*****						*****
*****		*****
*****
*****					*****
*****			*****
*****			*****
*****			*****
*****		*****
*****			*****
*****
*****			*****
*****						*****
*****			*****
*****
*****			*****
*****			*****
*****			*****
*****
*****		*****
*****						*****
*****						*****

ENGINE FLIGHT HOURS
	2000	3000	4000	6000	8000	12000
*****
*****					*****
*****		*****
*****		*****
*****		*****
*****
*****		*****
*****		*****
*****		*****
*****		*****
*****			*****
*****		*****
*****
*****			*****
*****						*****
*****						*****
*****		*****
*****
*****				*****
*****		*****
*****		*****
*****		*****
*****					*****
*****						*****
*****			*****
*****		*****

ENGINE FLIGHT HOURS
	2000	3000	4000	6000	8000	12000
*****
*****				*****
*****			*****
*****			*****
*****
*****			*****
*****			*****
*****			*****
*****			*****
*****		*****
*****
*****	*****
*****	*****

F.	Vendor Warranty Back-Up

1.

CFMI controls and accessories vendors provide a warranty on their products used on CFMI Engines. This warranty applies to controls and accessories sold to CFMI for delivery on installed or spare Engines, and controls and accessories sold by the vendor to the Airlines on a direct purchase basis. In the event the controls and accessories suffer a failure during the vendors warranty period, the Airline will submit a claim directly to the vendor in accordance with the terms and conditions of the vendors warranty.

2.

In the event a controls and accessories vendor fails to provide a warranty at least as favorable as the CFMI New Engine Warranty (for complete controls and accessories) or New Parts Warranty (for components thereof), or if provided, rejects a proper claim from the Airline, CFMI will intercede on behalf of the Airline to resolve the claim with the vendor. In the event CFMI is unable to resolve a proper claim with the vendor, CFMI will honor a claim from the Airline under the provisions and limitations of CFMI’s New Engine or New Parts Warranty, as applicable. Settlements under this vendor back-up warranty will exclude credits for resultant damage to or from controls and accessories procured directly by Airline from vendors.

G.	Vendor Interface warranty

1.

Should any CFMI control or accessory, for which CFMI is responsible, develop a problem due to its environment or interface with other controls and accessories or with the Engine, reverser, or equipment supplied by the aircraft manufacturer, CFMI will be responsible for initiating corrective action. If the vendor disclaims warranty responsibility for parts requiring replacement, CFMI will apply the provisions of its New Parts Warranty to such part whether it was purchased originally from CFMI or directly from the vendor.

H.	Condition Monitoring Warranty

1.	CFMI warrants CFM56 condition monitoring equipment, installed on new Engines, in accordance with the provisions of its New Engine Warranty as heretofore set forth, *****.

2.	CFMI warrants CFM56 condition monitoring equipment, purchased as spare Parts, in accordance with the provisions of its New Parts Warranty as heretofore set forth.

I.	Special Tools and Test Equipment Warranty

1.	CFMI warrants to Airline that special tools and test equipment sold hereunder will, at the time of delivery, be free from defects in material, workmanship, and title.

2.

If it appears within ***** from the date of delivery that any special tool or test equipment delivered hereunder does not meet the warranties specified in Paragraph 1. above and the Airline so notifies CFMl in writing prior to the expiration of ***** after the end of that ***** period, CFMI shall, at its option, correct any such defects either by repairing the defective item or by making available a repair or replacement item, ex-works, as designated by CFMI, or by refunding the purchase price of such item. At the request of CFMI, Airline, at its expense, shall ship the defective item to a location on the Airline’s system designated by CFMI.

3.

CFMI reserves the right to make changes in design and add improvements without incurring any obligation to make, at CFMI’s expense, the same on other special tools or test equipment previously sold by CFMI.

4.

This warranty is applicable only if the special tools and test equipment are operated, handled, used, maintained and repaired in accordance with CFMI’s then-current recommendations as stated in its manuals, bulletins or other written recommendations, as supplied to Airline by CFMI.

J.	Special Guarantees

The following special guarantees apply to all of Airline’s new CFM56-5B5/P powered A319 Aircraft. The basis and conditions for application of these guarantees are described in Attachment A hereto.

1.	In-flight shut-down (“IFSD”) Rate Guarantee

CFMI guarantees that Airline will experience ***** Engine-caused IFSD’s during the first ***** of revenue service. If at any time during the guarantee period Airline experiences an Engine-caused IFSD, CFMI will provide Airline a credit against purchases from CFMI in the amount of US ***** for each such IFSD.

For purposes of this guarantee, an “IFSD” is defined as (i) when an Engine Part Fails or malfunctions causing an Engine-imposed shutdown during flight or (ii) subject to investigation to verify compliance with the Flight Crew operating manual, when the flight crew elects to shut off fuel to the Engine during flight solely due to an Engine Part Failure or malfunction.

2.	Delay and Cancellation Rate Guarantee

CFMI guarantees that Airline’s ***** cumulative Engine-caused Delay (in excess of *****) and Cancellation rate for revenue flights will not exceed *****, if at the end of the guarantee period the guaranteed rate is exceeded, CFMI will provide Airline a credit against purchases from CFMI in the amount of US ***** for each Engine-caused Delay or Cancellation in excess of the guaranteed rate.

“Delays and Cancellations” are defined in Attachment B.

3.	Remote Site Removal Rate Guarantee

CFMI guarantees that Airline will experience no Engine Remote Site Removal during the first ***** of its Engine revenue service. If Airline experiences such a Remote Site Removal, CFMI will provide Airline a credit against purchases from CFMI in the amount of US***** for each such removal.

For purpose of this guarantee, “Remote Site Removal” is defined as an Engine-caused Failure requiring Engine removal from the Aircraft at any location except Denver.

4.	Extended New Engine Warranty

CFMI guarantees that Airline’s new Engines and Engine Modules will operate without Failure requiring removal for the first *****.

Should an Engine or Engine Module be removed due to a Failure covered by this guarantee, CFMI will provide *****. Thereafter, the Parts Credit Allowance and Labor Allowance will decrease *****.

Annual settlements will be conducted with respect to each of the foregoing special guarantees. Final settlement for the guarantee shall occur at the end of the guarantee period. In the event an annual settlement results in a credit to Airline because the guaranteed rate is exceeded at that time but the guarantee is met at either a subsequent interim settlement or the final settlement, then such credit shall be repaid by Airline at such time. In the event the guarantee is not subsequently met, the interim settlement shall be offset against any subsequent amount due under the guaranteed cumulative rate.

THE WARRANTIES AND GUARANTEES SET FORTH IN THIS PRODUCT SUPPORT PLAN ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES AND GUARANTEES, WHETHER WRITTEN, STATUTORY, ORAL, OR IMPLIED (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE).

SECTION III – SPARE PARTS PROVISIONING

A.	Provisioning Data

1.

In connection with Airline’s initial provisioning of spare Parts, CFMI shall furnish Airline with data in accordance with ATA 2000 Specification using a revision mutually agreed to in writing by CFMI and Airline.

2.

It is the intention of the parties hereto to comply with the requirements of the ATA 2000 Specification and any future changes thereto, except that neither party shall deny the other the right to negotiate reasonable changes in the procedures or requirements of the Specification which procedures or requirements, if complied with exactly, would result in an undue operating burden or unnecessary economic penalty.

The data to be provided by CFMI to Airline shall encompass all Parts listed in CFMI’s Illustrated Parts Catalogs. CFMI further agrees to become total supplier of Initial Provisioning Data for all vendor spare Parts in accordance with Paragraph 1. above.

3.

Beginning on a date no later than ***** prior to delivery of Airline’s first Aircraft, or as mutually agreed, CFMI shall provide to Airline a complete set of Initial Provisioning Data and shall progressively revise this data until ***** after delivery of the last spare Engine specified in its initial purchase order or as mutually agreed. A status report will be issued periodically. Provisioning data will be reinstituted for subsequent spare Engines reflecting the latest modification status. CFMI will make available a list of major suppliers as requested by Airline. CFMI will provide, or cause to be provided on behalf of its vendors, the same service detailed in this clause.

B.	Pre-Provisioning Conference

A pre-provisioning conference, attended by CFMI and Airline personnel directly responsible for initial provisioning of spare Parts hereunder, will be held at a mutually agreed time and place prior to the placing by Airline of initial provisioning purchase orders. The purpose of this conference is to discuss systems, procedures and documents available to the Airline for the initial provisioning cycle of the Products.

C.	Changes

CFMI shall have the right to make corrections and changes in the Initial Provisioning Data in accordance with Chapter 2 (Initial Provisioning) of Chapter 1 of ATA 2000 Specification using a revision mutually agreed to in writing by CFMI and Airline. So long as Airline operates one (1) aircraft powered by CFM56 Engines and there are five (5) such aircraft powered by CFM56 Engines in commercial Airline service, CFMI will, at no cost to Airline, progressively revise Airline’s Procurement Data tape in accordance with Chapter 3 (Order Administration) of Chapter 2 of ATA 2000 Specification entitled “Integrated Data Processing Supply” using a revision mutually agreed to in writing by CFMI and Airline.

D.	Return Of Parts

Airline shall have the right to return to CFMI, at CFMI’s expense, any new or unused Part which has been shipped in excess of the quantity ordered or which is not the part number ordered or which is in a discrepant condition except for damage in transit.

E.	Parts Buy-Back

CFMI will agree to repurchase within the first ***** after delivery of the first Aircraft to Airline, and at the invoiced price, any new and unused initially provisioned spare Parts purchased from CFMI which CFMI recommended that Airline purchase, in the event Airline finds such Parts to be surplus to Airline’s needs. Parts which become surplus to Airline’s needs by reason of Airline’s decision to upgrade or dispose of Products or resulting from a change in the Beet operating conditions supplied by Airline, upon which the CFMI initial provisioning recommendation was established, are excluded from this provision. Shipping costs for parts returned will be paid by Airline.

F.	Parts of Modified Design

1.	CFMI shall have the right to make modifications to design or changes in the spare Parts sold to Airline hereunder.

2.	CFMI will from time to time inform Airline in accordance with the means set forth in ATA 2000 Specification, when such spare Parts of modified design become available for shipment hereunder.

3.

spare Parts of the modified design will be supplied unless Airline advises CFMI in writing of its contrary desire within ***** of the issuance of the Service Bulletin specifying the change to the modified Parts. In such event, Airline may negotiate for the continued supply of spare Parts of the premodified design at a rate of delivery and price to be agreed upon.

G.	Spare Parts Availability

1.

CFMI will ship reasonable quantities (defined as ***** normal usage) of spare Parts which are included in CFMI’s Engine Spare Parts Catalog within a ***** lead time following receipt of an acceptable purchase order from Airline.

Spare Parts and other CFMI furnished material which are not included in the CFM56 Engine Spare Parts Price Catalog and for which lead time has not been quoted will be shipped as quoted by CFMI.

2.

CFMI will maintain a stock of spare Parts to cover Airline’s emergency needs. For purposes of this Paragraph, emergency is understood by CFMI and Airline to mean the occurrence of any one of the following conditions:

AOG         –    Aircraft on Ground

Critical      –    Imminent AOG or Work Stoppage

Expedite    –    Less than Normal Lead Time

Airline will order spare Parts according to lead time as provided in Paragraph 1. above, but should Airline’s spare Parts requirements arise as a result of an emergency, Airline can draw such spare Parts from CFMI’s stock. A 24-hour telephone service is available to Airline for this purpose. If an emergency does exist, CFMI will ship required spare Part(s) within the time period set forth below following receipt of an acceptable purchase order from Airline.

AOG         –    *****

Critical      –    *****

Expedite    –    *****

SECTION IV – TECHNICAL DATA

A.	CFMI shall make available to Airline the technical data, including revisions thereof, at no charge, in the quantities as specified in Exhibit E and at a time and to a location as mutually agreed.

Such technical data shall be prepared by CFMI in accordance with the applicable provisions of ATA 100 or 2100 Specification (including necessary deviations) as the same may be revised from time to time.

If Airline requires CFMI to furnish the technical data in a form different from that normally furnished by CFMI pursuant to ATA 100 or 2100 Specification, or in quantities greater than those specified in Exhibit E, CFMI will, upon written request from Airline, furnish Airline with a written quotation for furnishing such technical data.

Revisions to the above technical data shall be furnished by CFMI to Airline at no charge for quantities equivalent to the quantities specified in Exhibit E for as long as Airline operates ***** CFM56 powered aircraft in commercial airline service. Such quantities of revisions may be mutually modified in order to reflect any change in Airline’s CFM56 operation.

CFMI shall incorporate in the Engine Illustrated Parts Catalog and the Engine Manual all appropriate CFMI Service Bulletins for as long as Airline receives revisions to technical information or data. Premodified and postmodified configurations shall be included by CFMI unless Airline informs CFMI that a configuration is no longer required.

B.

CFMI will require each vendor to furnish technical data consisting of copies of a component maintenance manual and service bulletins. Such vendor publications shall be furnished by CFMI to Airline in accordance with and subject to the same provisions as those set forth in Paragraph A. above.

C.

CFMI will also require its ground support equipment vendors, where appropriate, to furnish to Airline, at no charge, technical data determined by CFMI to be necessary for Airline to maintain, overhaul and calibrate special tools and test equipment. Such vendor-furnished technical data shall be furnished in accordance with and subject to the same provisions as those set forth in Paragraph A. above, except that the technical data shall be prepared in accordance with the applicable provisions of ATA 101 Specification, as the same may be revised from time to time.

D.	The following technical data, not covered by ATA Specifications, shall be furnished by CFMI to Airline in the quantities and at a time and to a location as mutually agreed:

•	Installation Manual (if required)

•	General Facility Study

•	Parts serialization records

E.

Where applicable, technical data as described in the above Paragraphs A. B. and D., furnished by CFMI or by CFMI vendors to Airline hereunder, shall be printed in the simplified English language as defined by AECMA (Association Europeenne des Constructeurs de Material Aerospatial).

F.

In addition to the above technical data to be furnished by CFMI to Airline, CFMI will have available with its resident representatives, where appropriate, one set of 35MM aperature cards or equivalent of each part and/or assembly drawing. CFM will also supply, on request, in 35MM aperature card format, one (1) copy of each special tool and equipment drawing.

G.	All technical data furnished herein by CFMI to Airline shall be subject to the provisions of Article X, “Information and Data”, of this Agreement.

SECTION V – TECHNICAL TRAINING

1.	General

This part describes the current maintenance training to be provided by CFMI at CFMFs training facility in Springdale, Ohio. CFMI will provide at no charge to Airline, except as otherwise provided herein, a number of student days* for maintenance training as defined hereunder:

•	*****

•	*****

These days will be selected from the list given in (3), “Standard Maintenance Training” below. Any additional training beyond this threshold shall be at Airline’s cost. It is necessary for Airline to use the maintenance training days prior to delivery of the first aircraft, unless the parties have otherwise agreed in writing.

All instruction, examinations and materials shall be prepared and presented in the English language and in the units of measure used by CFMI. Airline will provide interpreters, if required, for Airline’s personnel.

Airline will be responsible for the living and medical expenses of Airline’s personnel during maintenance training. For maintenance training provided at Springdale, Ohio, CFMI will assist Airline’s personnel in making arrangements for hotels and transportation between selected lodging and the training facility.

2.	Maintenance Training Conference

No later than twelve months prior to delivery of Airline’s first aircraft, CFMI and Airline will conduct a maintenance training conference call in order to schedule and discuss the maintenance training or, Airline is welcome to visit CFMI’s training facilities and discuss training. During the maintenance training conference call or visit, Airline will indicate the courses selected and arrange a mutually acceptable schedule.

*	Student days = # of students X # of class days

3.	Standard Maintenance Training

Standard Maintenance Training will consist of computer based training or classroom presentations supported by training materials and, when applicable, hands-on practice. Training material will be based on ATA104 guidelines.

ATA104 – Level I   – General Familiarization

ATA104 – Level II  – Ramp and Transit

ATA104 – Level III – Line and Base Maintenance

ATA104 – Level IV – Specialized Training

 Major Module Replacement

 Module Replacement

 Fan Trim Balance

 Borescope Inspection

4.	Optional Maintenance Training

Non-standard maintenance training courses are described in the current CFMI Training Course Syllabus and CFMI will provide a quote upon request.

5.	Training at a Facility Other Than CFMI’s

If requested prior to the conclusion of the maintenance training planning conference call or visit, CFMI will conduct the classroom training described in (3), “Standard Maintenance Training” at a mutually acceptable alternate training site, subject to the following conditions.

5.1	*****

5.2	*****

5.3	*****

5.4	*****

6.	Supplier Training

The standard maintenance training includes sufficient information on the location, operation and servicing of engine equipment, accessories and parts provided by suppliers to support line maintenance functions.

If Airline requires additional maintenance training with respect to any supplier-provided equipment, accessories or parts, Airline will schedule such training directly with the supplier.

7.	Student Training Material

7.1	Manuals

When required, CFMI will provide, at the beginning of each maintenance training course, one set of training manuals, or equivalent, for each student attending such course.

7.2	Other Training Material

CFMI will provide one set of the following training material, per course, as applicable.

Video Tapes – CFMI will lend a set of video tapes on 3⁄4 inch U-matic or 1⁄2 inch VHS cassettes in NTSC, PAL or SECAM standard, as selected by Airline.

SECTION VI – CUSTOMER SERVICE

A.	CFMI shall assign to Airline *****, a Customer Support Manager located at CFMI’s factory to provide and coordinate appropriate liaison between the Airline and CFMI’s factory personnel.

B.

CFMI shall also make available to Airline on an as-required basis, *****, a Field Service Representative as CFMI’s representative at Airline’s maintenance base plus a Shop Specialist to be assigned by CFMI to the engine shop facility selected by Airline. These specialists will assist Airline in areas of unscheduled maintenance action and scrap approval and will provide rapid communication between Airline’s maintenance base and CFMI’s factory personnel.

SECTION VII – PRODUCT SUPPORT ENGINEERING

Factory based engineers who are specialized in powerplant engineering problems are available, at no charge to Airline, to make visits to Airline as mutually agreed when problems are encountered. These engineers will coordinate with the CFM56 design engineers and Airline’s powerplant engineering group. Where specific design problems require a better understanding of Airline’s experience, design engineers will work directly with Airline’s powerplant engineering personnel to solve the problem.

SECTION VIII – OPERATIONS ENGINEERING

Operations Engineering survey teams are available, at no charge to Airline, to make surveys of Airline maintenance and operating procedures as mutually agreed by Airline and CFMI. These survey teams will be able to provide service to all Airlines operating CFM56 Engines. This group will include experienced operations engineers who will be available for flying jump-seat on CFM56-powered aircraft, and discussing operating procedures with the crews.

SECTION IX – GROUND SUPPORT EQUIPMENT

CFMI will provide to Airline, *****, maintenance and repair tooling and fixture drawings it has designed for the Engines. Engine maintenance tooling, lifting devices, transportation devices, and accessory or component stands will be offered for sale to Airline by CFMI, and can also be procured from vendors.

SECTION X – GENERAL CONDITIONS – CFM56 PRODUCT SUPPORT PLAN

A.	Airline will maintain adequate operational and maintenance records and make these available for CFMI inspection.

B.	The warranty and guarantee provisions of this CFM56 Product Support Plan will not apply to any Product if it has been reasonably determined the Engine or any Parts thereof:

•	Has not been properly installed or maintained; or

•	Has been operated contrary to applicable CFMI recommendations as contained in its Manual, Bulletins, or other written instructions delivered to Airline; or

•	Has been repaired or altered outside of CFMI facilities in such a way as to impair its safety of operation or efficiency; or

•	Has been subjected to misuse, neglect or accident; or

•	Has been subjected to Foreign Object Damage; or

•	Has been subjected to any other defect or cause not within the control of CFMI; or

•	Has been subjected to the control or use of another engine manufacturer; or

•	Has not been sold originally by CFMI to Airline for commercial use or installed in aircraft sold by the aircraft manufacturer to Airline.

C.	The express provisions of this CFM56 Product Support Plan set forth the maximum liability of CFMI with respect to ***** As used herein the term “CFMI” shall be deemed to include GE, SNECMA and CFMI.

D.

Except as provided in the Vendor Warranty Back-up provisions in Paragraph F. of Section II hereof, no Parts Credit Allowance will be granted and no claim for loss or liability will be recognized by CFMI for Parts of the Engine whether original, repair, replacement, or otherwise, unless sold originally by CFMI to Airline for commercial use or installed in aircraft sold by the aircraft manufacturer to Airline.

E.

Airline shall apprise CFMI of any Failure subject to the conditions of this CFM56 Product Support Plan within ***** after Airline’s discovery of such Failure. Any Part for which a Parts Credit Allowance is requested by Airline shall be returned to CFMI upon specific request by CFMI. Upon return to CFMI, such Part shall become the property of CFMI unless CFMI directs otherwise. Transportation expenses shall be borne by CFMI.

F.

The warranty applicable to a replacement Part provided under the terms of the New Engine Warranty or New Parts Warranty shall be the same as the warranty on the original Part. The unexpired portion of the applicable warranty will apply to Parts repaired under the terms of such warranty;

G.	Airline will cooperate with CFMI in the development of Engine operating practices, repair procedures, and the like with the objective of improving Engine operating costs.

H.

Except as provided in the Warranty Pass-On provisions in Paragraph E. of Section II hereof, this Product Support Plan applies only to the original purchaser of the CFM56 Engine, except that (i) installed Engines supplied to Airline through the aircraft manufacturer shall be considered as original Airline purchases covered by this Product

Support Plan, and (ii) the provisions of Section II.J (Special Guarantees) and Section V (Technical Training) shall also apply to Airline’s new leased Aircraft; provided that the lessor with respect to such Aircraft agrees to waive any rights it may have to receive similar product support with respect to such Aircraft.

I.	Airline will provide CFMI a report identifying serialized rotating parts which have been scrapped by Airline. Format and frequency of reporting will be mutually agreed to by Airline and CFMI.

ATTACHMENT A

BASIS AND CONDITIONS FOR SPECIAL GUARANTEES

A.	General Conditions

The Guarantees offered herein have been developed specifically for Airline’s new installed and spare CFM56-5B5/P engines (hereinafter referred to as the “Engine(s)”), whether leased or purchased. They are offered to Airline contingent upon:

1.	*****

2.	*****

3.	*****

4.	*****

5.	*****

6.	*****

B.	Exclusions

The guarantees shall not apply (i) to repairs that arc due to negligence, accidents, improper operation and/or improper maintenance or (ii) if the Engines are employed in power-back Aircraft operation.

C.	Administration

The guarantees commence with delivery of Airline’s first Aircraft (whether leased or purchased) and end ***** thereafter. Except as otherwise specifically set forth in the Agreement, the guarantees are not assignable without the written consent of CFMI.

CFMI will, with Airline’s assistance, conduct an accounting at least annually to determine the status of each guarantee. If compensation becomes available to Airline under more than one specific guarantee, warranty or other engine program consideration, Airline will not receive duplicate compensation but will receive the compensation most beneficial to Airline under a single guarantee, warranty or other program consideration. Unless otherwise stated, the guarantee compensation will be in the form of credits to be used by Airline against the purchase from CFMI of spare Engines, spare Parts, and/or Engine services.

D.	Miscellaneous

The General Conditions described in Exhibit B (Product Support Plan) of the General Terms Agreement between CFMI and Airline apply to the guarantees.

ATTACHMENT B

DEFINITIONS FOR DELAY AND

CANCELLATION RATE GUARANTEE

Delay

Technical delays occur when the malfunctioning of an item, the checking of same, or necessary corrective action causes the final departure to be delayed more than a specified time (*****) after the programmed departure time in any of the following instances:

1.	An originating flight departs later than the scheduled departure time.

2.	A through service or turnaround flight remains on the ground longer than the allowable ground time.

3.	The aircraft is released late from maintenance.

NOTE:

A cancellation supersedes a delay (i.e., a flight which is canceled after having been delayed is considered to be a cancellation only – not a delay and a cancellation).

Cancellation

Elimination of a scheduled trip because of a known or reasonably suspected malfunction and/or defect.

NOTE:

*****

EXHIBIT C

ESCALATION

I.	The base price for Products purchased hereunder shall be adjusted pursuant to the provisions of this Exhibit.

II.	For purposes of this adjustment:

A.	Base price shall be the price(s) set forth on the purchase order as accepted by CFMI.

B.

The Composite Price Index (CPI) shall be deemed to mean the weighted average of the following four indices prepared by the US Department of Labor, Bureau of Labor Statistics, as published at the time of the scheduled Product billing for the sixth month prior to the scheduled Product billing. Base year 1982 = 100.

1.	The Labor Index shall mean *****.

2.	The Metals and Metal Products Index for such month shall be deemed to mean ***** of the wholesale price index for “Metals and Metal Products”, Code 10, to the second decimal place.

3.	The Industrial Commodities Index for such month shall be deemed to mean ***** of the wholesale price index for “All Commodities other than Farm and Foods,” Code 3-15, to the second decimal place.

4.	The Fuel Index for such month shall be deemed to mean ***** of the wholesale price index for “Fuel and Related Products and Power,” Code 5, to the second decimal place.

C.

The CPI shall be determined to the second decimal place. Calculation shall be to the third decimal digit and if the third decimal digit is five or more, the second decimal digit shall be raised to the next higher figure. If the third decimal digit is less than five, the second decimal figure shall remain as calculated.

D.	The Base CPI (CPIb) shall be the index stated in the published prices announced by CFMI from time to time.

III.	Base prices shall be adjusted in accordance with the following formula:

*****

IV.	The invoice price shall be the final price and will not be subject to further adjustments in the indices. In no event shall the invoice price be lower than the base price.

V.

The ratio ***** shall be calculated to the fourth decimal digit. If the fourth decimal digit is five or more, the third decimal digit shall be raised to the next higher figure, and if the fourth decimal digit is less than five, the third decimal figure shall remain as calculated. The resulting three digit decimal shall be used to calculate *****.

i

VI.

In the event that the indices specified herein are discontinued, or the basis of their calculation is modified, equivalent indices shall be substituted by CFMI to reflect changes in labor, material, commodities, and fuel costs up to the sixth month prior to scheduled billing.

VII.

Should the above provisions become null and void by action of the US Government, the billing for the Products shall reflect changes in the costs of labor, material, commodities, and fuel which have occurred from the period represented by the applicable CPIb to the sixth month prior to scheduled billing date.

ii